1Q2026 Earnings Presentation April 27, 2026 FirstSun Capital Bancorp NASDAQ: FSUN

FirstSun Capital Bancorp | 2 Disclaimers Forward-Looking Statements This presentation contains forward-looking information and statements by FirstSun Capital Bancorp (“FirstSun” or the “Company”) within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by the use of words such as “believe”, “expect”, “anticipate”, “plan”, “project”, “intend”, “estimate”, “may”, “will”, “would”, “could”, “should”, “assume”, “assumptions”, “view”, “continue”, “opportunity”, “strategic emphasis,” “seek to,” and “outlook” or other similar expressions, and in this presentation include statements regarding our strategy, our planned remaining balance sheet repositioning related to our merger with First Foundation Inc. (“First Foundation” or “FFWM”), our outlook regarding our loan portfolio, deposit mix, net interest income, noninterest income, noninterest expense, asset quality, liquidity and capital priorities, as well as statements on the slide entitled “2026 Full Year Financial Outlook,” including our full year 2026 outlook, key assumptions and further expectations. Forward-looking statements are subject to risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence, which could cause actual results to differ materially from anticipated results. Such risks, uncertainties and assumptions, include, among others, the following: changes in interest rates and their related impact on macroeconomic conditions, customer behavior, our funding costs and our loan and securities portfolios; the quality or composition of our loan or investment portfolios and changes therein; failure to maintain our mortgage production flow to secondary markets; the sufficiency of liquidity and changes in our capital position; the inability of our infrastructure initiatives to reduce expenses; increased deposit volatility; potential regulatory developments; U.S. and global trade policies and tensions, including change in, or the imposition of, tariffs and/or trade barriers and the economic impacts, volatility and uncertainty resulting therefrom; ongoing geopolitical conflicts, including hostilities involving Iran and the Middle East, which may contribute to volatility in energy prices, inflation, financial markets, cybersecurity threats, and broader macroeconomic conditions, any of which could adversely affect our borrowers, deposit base, liquidity, capital and results of operation; the possibility that the anticipated benefits of the First Foundation merger, including anticipated cost savings and strategic gains, are not realized when expected or at all; the integration of the businesses and operations of FirstSun and First Foundation may take longer than anticipated or be more costly than anticipated or have unanticipated adverse results relating to the combined company’s business; the execution of the planned balance sheet repositioning related to the First Foundation merger may be more difficult, costly or time consuming than expected and we may fail to realize the anticipated benefits; the diversion of management’s attention from ongoing business operations and opportunities due to the First Foundation merger; other factors, many of which are beyond our control. We caution readers that the foregoing list of factors is not exclusive, is not necessarily in order of importance and readers should not place undue reliance on any forward-looking statements. Additional information concerning additional factors that could materially affect the forward-looking statements in this presentation can be found in the cautionary language included under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in FirstSun’s Annual Report on Form 10-K for the year ended December 31, 2025 and other documents subsequently filed by FirstSun with the SEC. Further, any forward-looking statement speaks only as of the date on which it is made and we do not intend to and disclaim any obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as required by law. 2026 Full Year Outlook - Basis and Limitations Our 2026 Full Year Financial Outlook reflects management’s current expectations regarding certain financial and operating metrics and related key assumptions and further expectations as of April 27, 2026. Unless otherwise noted, outlook metrics represent full-year expectations and includes nine months impact of the First Foundation merger that closed on April 1, 2026. The outlook includes preliminary estimates of acquisition-related purchase accounting adjustments and the expected impact of our planned balance sheet repositioning activities, each with respect to the First Foundation merger, which are subject to change. The outlook and further expectations are provided for convenience and should not be regarded as a guarantee of future results. Actual results, conditions or outcomes may differ materially. See “Forward-Looking Statements” in the above heading. We undertake no obligation to update or affirm the outlook or further expectations, except as required by law. Forward-looking non-GAAP measures appearing in the 2026 Full Year Financial Outlook should be read together with “Use of Non-GAAP Measures.”

FirstSun Capital Bancorp | 3 Disclaimers (cont’d) Use of Non-GAAP Measures This presentation includes certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States (“GAAP”). These non-GAAP financial measures include certain operating performance measures that exclude merger-related and other charges that are not considered part of the Company’s recurring operations. The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance and the efficiency of its operations. Management believes these non-GAAP measures provide a greater understanding of the Company’s ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant items in the current period. The Company believes a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. The Company’s management believes investors may find these non-GAAP financial measures useful and that these non-GAAP financial measures provide useful supplemental information for evaluating the Company’s performance trends. Further, the Company’s management uses these measures in managing and evaluating the Company’s business and intends to refer to them in discussions about the Company’s operations and performance. These non-GAAP financial measures, however, should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies These measures should be viewed in addition to, and not as an alternative to, or substitute for, measures that are determined in accordance with GAAP. To the extent applicable, reconciliations of these non-GAAP measures to the most directly comparable GAAP measure are included in the Appendix to this presentation. Pro Forma Data Neither FirstSun’s nor First Foundation’s independent registered public accounting firms have studied, reviewed or performed any procedures with respect to the pro forma or pro forma forward-looking financial data for the purpose of inclusion in this presentation, and, accordingly, neither have expressed an opinion or provided any form of assurance with respect thereto for the purpose of this presentation. The pro forma combined data of FirstSun and First Foundation is as of March 31, 2026, and is based on the GAAP results of FirstSun and First Foundation for the applicable periods without adjustments, except where specifically noted. The pro forma combined data included in this presentation does not reflect any purchase accounting adjustments. All pro forma data should be reviewed in connection with the historical information of FirstSun and First Foundation, as applicable. These pro forma and pro forma forward-looking financial data are for illustrative purposes only and should not be relied on as necessarily being indicative of future results. The assumptions and estimates underlying the pro forma and pro forma forward-looking financial data are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information, including those risks and uncertainties included in Disclaimers—Forward Looking-Statements on slide 2 of this presentation. Pro forma and pro forma forward-looking financial data are inherently uncertain due to a number of factors outside of FirstSun’s control. Accordingly, there can be no assurance that the pro forma combined information, pro forma forward-looking financial information or prospective results are indicative of future performance of the combined company after the merger with First Foundation which closed on April 1, 2026 or that actual results will not differ materially from those presented in the pro forma and pro forma forward-looking financial data. Inclusion of pro forma and pro forma forward-looking financial data in this presentation should not be regarded as a representation by any person that such results will be achieved. Further, neither the pro forma nor the pro forma forward-looking financial data has been prepared in accordance with Article 11 of Regulation S-X, and, therefore, does not reflect any of the adjustments that would be required thereby.

FirstSun Capital Bancorp | 4 Disclaimers (cont’d) Deposits Classification Previously, deposit amounts related to certain NOW accounts with limited monthly transaction activity were able to be reclassified to money market accounts to reduce reserve requirements at the Federal Reserve. As there is no longer any impact to reserve requirements across different deposit products, we have discontinued this product reclassification practice and have revised the presentation of those deposits to conform to the current presentation for periods prior to March 31, 2026. Market, Industry and Statistical Data Certain market and industry data used in this presentation are based on third-party sources, publicly available information and internal estimates. We believe such information to be reliable, but we have not independently verified it and make no representation as to its accuracy or completeness.

Corporate Profile as of March 31, 2026

FirstSun Capital BANCORP

Franchise Footprint



Denver
COLORADO
Kansas City
Wichita
KANSAS
Santa Fe
Albuquerque
CALIFORNIA
ARIZONA
NEW MEXICO
Los Angeles
San Diego
Phoenix
El Paso
TEXAS
Dallas
Spokane
WASHINGTON
Austin
San Antonio
Houston

$8.6B Total Assets

$6.9B Loans HFI

$7.1B Total Deposits

Operating in five of the Top 10 Fastest Growing MSAs[1]

#		FirstSun
1	Austin, TX	✓
2	Dallas, TX	✓
3	Orlando, FL	
4	Charlotte, NC	
5	Houston, TX	✓
6	Tampa, FL	
7	Nashville, TN	
8	San Antonio, TX	✓
9	Phoenix, AZ	✓
10	Atlanta, GA	

With a Presence in seven of the 10 Largest MSAs in the Southwest & Western US[2]

#		FirstSun
1	Southern CA[3]	✓
2	Dallas, TX	✓
3	Houston, TX	✓
4	Phoenix, AZ	✓
5	Ontario, CA	✓
6	San Francisco, CA	
7	Seattle, WA	
8	Minneapolis, MN	
9	San Diego, CA	✓
10	Denver, CO	✓

1,210 Full-Time Employees

70 Full Service Branches

44 States with Mortgage Capabilities

Headquarters:
FirstSun: Denver, CO
Sunflower Bank: Dallas, TX

Key Facts and Statistics

$1.0B	$36.46	0.95x	$38.57	10.24x
Market Cap	Price per Share	Price / TBV[5]	TBV per Share[5]	Price / LTM Adjusted Diluted EPS[5]

KBRA Ratings[4]

FirstSun Capital Bancorp	Sunflower Bank, N.A.
Senior Unsecured Debt = BBB	Deposit = BBB+
Subordinated Debt = BBB-	Senior Unsecured Debt = BBB+
Short-Term Debt = K3	Short-Term Deposit = K2
	Short-Term Debt = K2

Source: S&P Global Market Intelligence, Company documents. Company data, key facts and statistics are as of March 31, 2026, and does not reflect the impact of our merger with First Foundation Inc., which closed on April 1, 2026.
[1]MSAs with leading household income and growth with a population currently over 2 million.
[2]Defined as states west of the Mississippi River.
[3]The MSA of Southern California includes Los Angeles, Long Beach, and Anaheim; excludes San Diego and Ontario, CA.
[4]As of Oct 31, 2025.
[5]Represents a non-GAAP financial measure. See Appendix for Non-GAAP Reconciliation.

FirstSun Capital Bancorp | 5

Unique High Growth Franchise

Universe Size	Strong Service Fee Revenue	Lending Focus	Growth	Attractive Footprint[3]	FirstSun Capital Bancorp
~ 50 Banks	→	→	→	1 Bank	
Banks with Total Assets $10B - $30B	MRQ Service Fee Revenue / Rev. > 20%	Specialized C&I Lending[1]	Loan Growth[2] > 10%	With scale in six of the top 10 fastest growing MSA's post-acquisition	Attractive core deposit funded franchise with proven ability to deliver strong organic growth
	Durable & Growing Earnings	***Differentiated Platform***	***Strong Growth Momentum***	***Strategic Focus in Key US Markets***	**SCARCITY VALUE**

Source: S&P Global Market Intelligence; Financial data as of most recent quarter available.
[1]Specialized C&I lending defined as C&I concentration of 25% or greater of total loan portfolio.
[2]Loan Growth represents CAGR calculated from December 31, 2018 to March 31, 2026.
[3]MSAs with leading household income and growth with a population currently over 2 million.

FirstSun Capital Bancorp | 6

FirstSun Capital Bancorp | 7 Investment Thesis — Focused Strategy Mix of community and high growth metro markets with emphasis on Southwest and Western US C&I business focus with a disciplined and careful CRE exposure to core customers in our geography Vertical lending expertise provides true alternative to larger banks Core deposit funded franchise Financial service income at high end of peers Tenured management team

FirstSun Capital Bancorp | 8 First Quarter 2026 Results Net Income $21.6 million $23.7 million Reported Adjusted1 Diluted EPS $0.76 $0.84 Reported Adjusted1 PTPP ROAA1 1.67% 1.80% Reported1 Adjusted1 Noninterest Income to Total Revenue3 24.7% ROAA 1.04% 1.14% Reported Adjusted1 Net Interest Margin 4.25% ROATE1 8.31% 9.10% Reported1 Adjusted1 Net Charge-Offs to Average Loans2 0.63% Annualized EOP Loan Growth2 16.2% Annualized EOP Deposit Growth (1.1)% • EOP loan growth2 of 16.2%, annualized over Q4 • Continued strong NIM of 4.25%, up 7 basis points over Q4 • Noninterest income to total revenue of 24.7%, up 0.4% over Q4 • Wholesale deposits decreased $58.6 million over Q4 • Increased tangible book value1 per share by $0.74 or 1.96% over Q4 • Efficiency ratio of 68.52%; Adjusted Efficiency ratio1 of 66.08% • Loan to deposit ratio of 97.9% • CET 1 of 13.77% 1Represents a non-GAAP financial measure. See Appendix for Non-GAAP Reconciliation. 2Represents loans held-for-investment. 3Total revenue is net interest income plus noninterest income. 2026 Q1 Highlights

FirstSun Capital Bancorp | 9 Loan Portfolio Trends Portfolio Composition 45.5% 10.0% 11.2% 7.4% 17.5% 7.1% 1.3% Commercial and Industrial Commercial Real Estate: Owner Occupied Commercial Real Estate: Non-Owner Occupied Multifamily, Construction, and Land Residential Real Estate Public Finance Consumer and Other $ in m ill io ns Originations, Paydowns & Payoffs Loan Originations Loan Paydowns and Payoffs Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2026 $200 $300 $400 $500 $600 Average Total Loans and Yield $6,421 $6,620 $6,667 $6,825 $6,857 6.36% 6.43% 6.49% 6.37% 6.36% Average Loans HFI + HFS Loan Yield Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2026 1 Regulatory CRE consists of commercial and residential construction, multifamily and non-owner occupied CRE. ($ in millions) • Strategic emphasis on C&I lending • Seek to maintain variable vs fixed portfolio mix ◦ ~ 65% variable (~ 55% repricing w/in 1 year): ▪ ~ 40% reprices monthly (< 30 days) ▪ ~ 15% reprices w/in months 2-12 • EOP balances up 16.2%, annualized over Q4 • 4% increase in line utilization over Q4 • Low overall regulatory CRE1 to total capital level of 115% • Office CRE composition 4% of loans: NOO of $48.4 million; OO of $217.2 million ◦ Not central business district properties • Loans to nondepository financial institutions comprise less than 7% of loans ◦ 99% pass graded Strategy and Highlights

Deposit Trends

Average Deposit Composition

($ in millions)



Q1 2026
23.1%
21.7%
5.4%
32.6%
17.2%
$7,030
Q4 2025
24.0%
20.7%
5.4%
31.8%
18.1%
$7,075
Q3 2025
23.2%
20.3%
5.6%
31.2%
19.7%
$7,080
Q2 2025
22.8%
21.9%
5.8%
27.8%
21.7%
$6,945
Q1 2025
23.1%
22.1%
6.0%
25.5%
23.3%
$6,643
Noninterest-bearing
Interest-bearing demand and NOW
Savings
Money market
CDs

Cost of Deposits

Beta - Current Cycle = 39%[1]



2.73%
2.78%
2.81%
2.60%
2.46%
2.10%
2.15%
2.16%
1.98%
1.89%
Q1 2025
Q2 2025
Q3 2025
Q4 2025
Q1 2026
Int-bearing deposits
Total Deposits

Loan to Deposit Ratio



94.3%
91.6%
94.0%
93.9%
97.9%
Q1 2025
Q2 2025
Q3 2025
Q4 2025
Q1 2026

Strategy and Highlights

- Strategic emphasis on high quality relationship-based core deposits to drive organic balance sheet growth
- EOP balances down $19.8 million, or 1.1% annualized over Q4
  - Wholesale deposits decreased $58.6 million over Q4
- Continued mix shift
  - Money market increased to 32.7% from 32.4% at Q4
  - CDs decreased to 17.1% from 18.2% at Q4
- Commercial business deposits represented 45% of total deposits and represented 74% of non-interest bearing deposits

[1] *Change in cost of interest bearing deposits from Q3 2024 to Q1 2026, divided by the cumulative rate cut of 1.75% since the beginning of the current rate-cutting cycle.*

FirstSun Capital Bancorp | 10

FirstSun Capital Bancorp | 11 NIM Bridge 4.18% 0.03% (0.05)% 0.09% 4.25% Q4 2025 Loans Other IB Assets IB Liabilities Q1 2026 Loan Yield, NIM, Cost of Funds 6.36% 6.43% 6.49% 6.37% 6.36% 4.07% 4.07% 4.07% 4.18% 4.25% 2.16% 2.19% 2.22% 2.00% 1.91% Loan Yield NIM Cost of Funds Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2026 Net Interest Income $74,478 $78,499 $80,953 $83,461 $82,779 Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2026 Loan Repricing Mix March 31, 2026 30% 56% 11% 2% Fixed SOFR Prime Other Net Interest Income & Net Interest Margin Trends ($ in thousands) • Growth in NIM to 4.25% largely driven by funding cost improvement of 9 basis points • Stability of NIM - trailing 14 qtrs above 4.00% ◦ Driven by balance sheet composition Quarter Highlights YoY Growth 11.1% 1Components of the NIM bridge reflect the changes relative to average total earnings assets at each respective period. 2Includes loans held-for-investment, including nonaccrual loans, and loans held-for-sale. 12

Noninterest Income Trends

FirstSun Capital BANCORP



Noninterest Income Composition
($ in thousands)
Q1 2026
$14,315
$4,613
$2,713
$2,096
$1,489
$1,949
$27,175
Q4 2025
$12,102
$4,544
$2,744
$2,116
$1,515
$3,723
$26,744
Q3 2025
$12,641
$4,402
$2,671
$2,162
$1,536
$2,921
$26,333
Q2 2025
$13,274
$4,333
$2,728
$2,016
$1,473
$3,249
$27,073
Q1 2025
$9,055
$4,194
$2,586
$2,027
$1,421
$2,446
$21,729
Mortgage Banking Services
Treasury Management Service Fees
Credit and Debit Card Fees
Service Charges on Deposit Accounts
Trust and Investment Advisory Fees
Other Noninterest Income

Strategy and Highlights

- Strategic emphasis on diversified revenue mix, targeting > 20% noninterest income / total revenue
- 18% growth in Mortgage Banking Services revenue over Q4, partially offset by a decline of 65% in loan syndication and swap revenue from Q4
- Continued strong growth in Treasury Management Service Fees, up 6%, annualized over Q4

Noninterest Income to Total Revenue[1]

Q1 2026	24.7%
Q4 2025	24.3%
Q3 2025	24.5%
Q2 2025	25.6%
Q1 2025	22.6%



Mortgage Banking Services Composition
9.4%
12.6%
11.8%
11.0%
13.0%
100.0%
—%
50.4%
49.7%
(0.1)%
49.7%
35.0%
15.3%
50.6%
37.4%
12.0%
52.5%
39.6%
7.9%
58.3%
34.7%
7.0%
Q1 2025
Q2 2025
Q3 2025
Q4 2025
Q1 2026
MSR, net
Origination revenue
Mortgage servicing revenue
Percent of total revenue
1



Mortgage Originations
$600M
$450M
$300M
$150M
$—M
2.93%
2.88%
3.04%
2.79%
2.85%
Q1 2025
Q2 2025
Q3 2025
Q4 2025
Q1 2026
Total
Secondary
Gain on sale margin

[1]Total revenue is net interest income plus noninterest income.

FirstSun Capital Bancorp | 12

FirstSun Capital Bancorp | 13 Noninterest Expense Trends Noninterest Expense Composition $75,341 $72,041 $68,901 $68,110 $62,722 $47,356 $43,520 $44,822 $43,921 $39,561 $10,006 $9,576 $9,591 $9,541 $9,536 $14,791 $16,100 $13,669 $13,785 $12,997 Salary and Employee Benefits Occupancy, Equipment and Software Amortization of Intangible Assets Other Noninterest Expenses Merger Related Expenses Q1 2026 Q4 2025 Q3 2025 Q2 2025 Q1 2025 Efficiency Ratio 65.19% 64.52% 64.22% 65.37% 68.52% 64.25% 64.00% 63.36% 66.08% Adjusted Efficiency Ratio Efficiency Ratio Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2026 ($ in thousands) 1Represents a non-GAAP financial measure. See Appendix for Non-GAAP Reconciliation. • Expect to continue investment in building out our franchise organically (sales force & infrastructure) ◦ Continued investment in growth markets • Noninterest expenses increased 4.6% compared to Q4 primarily driven by an increase in salary and employee benefits due to the seasonal increase in payroll taxes and retirement account contributions, and an increase in medical insurance costs Strategy and Highlights 1

FirstSun Capital Bancorp | 14 Asset Quality Trends Net Charge-Offs (Recoveries) $631 $13,547 $9,053 $5,024 $10,561 Commercial and Industrial Public Finance Commercial Real Estate, Residential Real Estate, Consumer and Other Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2026 $— $5,000 $10,000 $15,000 Allowance for Credit Losses $91,790 $82,993 $84,040 $85,016 $82,955 1.42% 1.28% 1.26% 1.27% 1.20% ACL ACL to Loans Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2026 ($ in thousands) ($ in thousands)($ in thousands) • Classified loans remained relatively flat from Q4 • Loan loss provisioning in Q1, impacted by: ◦ Net portfolio downgrades ◦ Growth in loan portfolio balances • Net charge-offs increased in Q1 over Q4 due to write-downs related to two specific customer relationships in our C&I loan portfolio Quarter Highlights Nonperforming Loans $78,590 $54,841 $69,641 $60,771 $59,656 1.21% 0.84% 1.04% 0.91% 0.86% Commercial and Industrial Residential Real Estate Commercial Real Estate Public Finance Consumer and Other Nonperforming Loans to Loans Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2026 $— $30,000 $60,000 $90,000

FirstSun Capital Bancorp | 15 Asset Quality Trends (cont’d) ($ in thousands) ($ in thousands) ACL & NCO %s 1.12% 1.28% 1.38% 1.27% 1.20% (0.01)% 0.13% 0.32% 0.43% 0.63% 0.22% ACL to Loans Net Charge-Off (Recoveries) % Trailing 5 Year NCO % 2022 2023 2024 2025 2026 YTD Provision for Credit Losses & Net Charge-Offs $18,050 $18,247 $27,550 $24,600 $8,250 $(320) $7,810 $20,377 $28,255 $10,561 Provision for Credit Losses Net Charge-Offs 2022 2023 2024 2025 2026 YTD Nonperforming Loans $29,067 $63,143 $69,050 $60,771 $59,656 0.49% 1.01% 1.08% 0.91% 0.86% Commercial and Industrial Residential Real Estate Commercial Real Estate Public Finance Consumer and Other Nonperforming Loans to Loans 2022 2023 2024 2025 2026 $— $30,000 $60,000 $90,000 Credit Risk-Adjusted Returns NIM NCO Earning Assets Adj.2 Credit Adjusted NIM1 1 Year Average 4.14% (0.58)% 0.09% 3.65% 3 Year Average 4.11% (0.35)% 0.05% 3.81% 5 Year Average 3.89% (0.22)% 0.03% 3.70% 1Represents a non-GAAP financial measure. See Appendix for Non-GAAP Reconciliation. Credit adjusted NIM is defined as net interest margin less net charge-offs over average earning assets. 2Reflects impact from use of average earning assets to align denominator for both NIM and NCO calculations.

FirstSun Capital Bancorp | 16 Capital and Liquidity Total Capital Ratio 15.52% 15.94% 15.81% 15.73% 15.29% 11.0% Total Capital Ratio Capital Operating Threshold Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2026 Common Equity Tier 1 Capital Ratio 13.26% 13.78% 13.79% 14.12% 13.77% 8.0% CET1 Capital Operating Threshold Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2026 Liquidity Ratios TCE / TA, + Net Unrealized Losses on HTM Securities, Net of Tax Wholesale Deposits and Borrowings to Total Liabilities AOCI + HTM Unrealized Loss, Net of Tax / Total Equity Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2026 3.00% 6.00% 9.00% 12.00% 15.00% • Liquidity & IRR ◦ Seek to maintain historical solid liquidity positioning across multiple sources ◦ Seek to maintain balance sheet strength with relative neutrality objective to downward/upward rates (-/+ 100bps) • Capital Priorities ◦ Support organic growth through earnings ◦ Near-term share repurchases • Wholesale funding reliance of 6% • Cash to total assets of 5% • AOCI & HTM unrealized loss, net of tax to total equity of 3% Strategy and Highlights $3.7B Immediate Borrowing Availability 1Represents a non-GAAP financial measure. See Appendix for Non-GAAP Reconciliation. 1

Consistent Long-Term Strategy

1	2	3	4	5
Southwest and Western Growth Market Emphasis	**C&I Focused Commercial Bank**	**High Service Fee to Revenue Mix**	**Core Deposit Franchise**	**Operating Strategy**
Focused on Organic Loan and Deposit Growth in Targeted Markets Operating in six of 10 Fastest Growing MSAs[1] in US Robust Mix of Customer Relationships across Urban and Rural Communities	Relationship Driven C&I Banking with Attractive Specialty Verticals Expansive Treasury Management Services Multi Family Based CRE Concentration	Revenue Diversification Emphasis Multiple Profitable Service Fee Income Lines of Business Best in Class Revenue Mix	High Quality, Attractive Long-Term Beta, Low Cost Deposits Balanced Geographic Distribution Across Deposit Rich Markets in the Southwest and Western US and Florida Advantageous Funding	Solid Core Earnings Progression Sound Risk and Compliance Programs Unique Organic Growth Opportunity with Low Market Share in Higher Growth Attractive Markets

Reflects long-term strategy of the pro forma combined company following the acquisition of First Foundation on April 1, 2026.
[1]Defined as MSAs with population over 2 million.

FirstSun Capital Bancorp | 17

FirstSun Capital Bancorp | 18 First Foundation Merger Update

First Foundation Inc. Quarterly Snapshot

FirstSun Capital BANCORP

As of and for the three months ended

($ in thousands)	March 31, 2026	December 31, 2025	March 31, 2025
Income Statement:			
Net interest income	$ 31,166	$ 39,444	$ 51,799
Provision for credit losses	818	(6,522)	3,417
Noninterest income	11,912	8,914	19,602
Noninterest expense	55,670	62,888	61,721
Provision (benefit) for income taxes	—	32	(633)
Net (loss) income	(13,410)	(8,040)	6,896
Balance Sheet:			
Total assets	$ 11,363,510	$ 11,904,077	$ 12,588,397
Total loans	6,485,074	6,990,626	8,996,786
Allowance for credit losses (ACL)	76,535	93,850	35,200
Total securities, net	2,914,746	3,064,808	2,209,884
Core deposit intangibles	2,146	2,400	3,245
Deposits	8,756,293	9,284,570	9,561,645
Borrowings	1,603,490	1,604,040	1,847,788
Total shareholders' equity	904,609	912,587	1,060,611
Key information:			
Net interest margin	1.07 %	1.36 %	1.67 %
Net charge-offs to average loans outstanding	1.18%	0.01%	0.01%
Allowance for credit losses to loans	1.23%	1.39%	0.46%
Nonperforming assets to total assets	0.31%	0.37%	0.36%
Assets under management ("AUM")	$ 4,834,721	$ 5,069,481	$ 5,059,004

Commentary

- FirstSun closed its merger with First Foundation on April 1, 2026
- Financial statement information is historical for First Foundation and does not include any acquisition accounting adjustments
- Q1 Net interest income impacts:
  - ($8.3M) amortization of hedge premium vs. ($5.6M) for Q4
  - ($10M) interest income impact due to average balance reduction of ~ $450M of SNC's and ~ $225M of Multifamily
  - $4.5M interest expense impact from reduced deposit balances
- Q1 Noninterest income impacts:
  - $1M increase to $1.2M for deposit fees related to one-way exchange deposits
  - $0.9M increase to $0.6M for capital markets activities related to loans HFS
  - $0.9M increase to ($1.6M) on certain equity investments
- Merger related costs were $0.8M for Q1 2026 and $6.1M for Q4 2025
- Decline in ACL primarily attributable to a SNC charge-off in 1Q26 (partially reserved in 2025) as well as overall reduction in loan balances
- Wholesale deposits decrease of approx. $600M in Q1

FirstSun Capital Bancorp | 19

Balance Sheet Repositioning[1]

Balance Sheet Repositioning Progress

($ in millions)		Targeted at Merger Announcement		Completed by FFWM through March 31, 2026		Planned for Q2 2026 (Preliminary)		Total
Assets:								
Loans:								
Shared National Credit	$	650	$	660	$	60	$	720
Multifamily		1,185		350		850		1,200
Public Finance		470		10		390		400
Total loans[2]		2,305		1,020		1,300		2,320
Securities		500		—		1,250		1,250
Cash		600		—		850		850
Subtotal	$	3,405	$	1,020	$	3,400	$	4,420
Liabilities:								
Deposits	$	2,005	$	1,020	$	2,000	$	3,020
Borrowings		1,400		—		1,400		1,400
Subtotal	$	3,405	$	1,020	$	3,400	$	4,420

Pro Forma Combined Financial Information After Repositioning

($ in millions)		FSUN as of March 31, 2026		FFWM as of March 31, 2026		Planned Remaining Repositioning (Preliminary)		Pro Forma Combined[3]
Loans	$	7,084	$	6,485	$	(1,300)	**$**	**12,269**
Securities		492		2,915		(1,250)		**2,157**
Cash		414		1,744		(850)		**1,308**
Total assets		8,565		11,364		(3,400)		**16,529**
Deposits		7,088		8,756		(2,000)		**13,844**
Borrowings		112		1,603		(1,400)		**315**
Total liabilities		7,390		10,459		(3,400)		**14,449**

[1] Estimated impact of the planned balance sheet repositioning is for illustrative purposes only. Pro forma data includes forward-looking expectations with respect to additional planned balance sheet repositioning. There is no assurance that we will complete our additional planned balance sheet repositioning efforts when expected or at all. See the information set forth under "Pro Forma Data" on slide 3 of this presentation.

[2] Total loan repositioning was approximately 44% complete as of March 31, 2026, which is calculated based on total planned repositioning.

[3]Excludes acquisition-related purchase accounting adjustments with respect to FFWM and assumes planned remaining repositioning was completed as of March 31, 2026.

FirstSun Capital Bancorp | 20

FirstSun Capital Bancorp | 21 2026 Full Year Financial Outlook1 Inclusive of First Foundation beginning April 1st Business Driver Full Year 2026 Outlook Loans (Avg balances) Relatively stable to post-acquisition balances after purchase accounting adjustments and post-repositioning Deposits (Avg balances) Investments (Avg balances) Net Interest Margin (%) Mid-3.80s range (4Q in 3.90s range) Noninterest Income to Total Revenue (%)2 Low-20s range Adjusted Efficiency Ratio (%)3 Mid- to Low-60s range (4Q in low-60s) Credit Outlook Net Charge-Offs to Avg Loans: Mid-20s range in bps ACL to Loans: Low- to Mid-140s in bps 1Our 2026 Full Year Financial Outlook and key assumptions and further expectations contain forward-looking statements. See "Disclaimers" beginning on slide 2. 2026 expectations assume no material changes to current regional, national and international macroeconomic environment. 2 Total revenue is net income plus noninterest income. 3Adjusted efficiency ratio is a forward-looking non-GAAP measure that exclude merger related expenses. We are unable to provide a reconciliation of forward-looking non-GAAP financial measures because we are unable to provide, without unreasonable effort, a meaningful or accurate calculation or estimation of amounts that would be necessary for the reconciliation due to the complexity and inherent difficulty in forecasting and quantifying future amounts or when they may occur. The unavailable information could be material to future GAAP results, and we cannot quantify its probable significance because such items are inherently uncertain and depend on future events. Key Assumptions: • The outlook includes estimates of acquisition-related purchase accounting adjustments with respect to the First Foundation acquisition, which are subject to change • Includes the expected impact of our planned remaining repositioning activities, which are subject to change • One Fed Funds rate cut of 25 bps in September 2026 Further Expectations: • TBV dilution from acquisition expected to be a couple points better than the 14% level targeted at announcement ◦ Loan interest rate accretion for 2026 expected in range of $55-$60M • Fully phased-in cost savings expected to be slightly above 35% cost savings targeted at announcement for First Foundation core non-interest expense • Continued loan remix into C&I (including re-mix of acquired non-relationship multi-family loans and SNC loans) • Investor CRE concentration expected to be below targeted 250% of capital post-repositioning • Loan to deposit ratio expected to be in mid to high 80s range post- repositioning • Wholesale funding ratio expected to be ~10% post-repositioning • CET 1 ratio expected to be in the 10.70s range post-repositioning Key Assumptions and Further Expectations

FirstSun Capital Bancorp | 22 Appendix

FirstSun Capital Bancorp | 23 C&I Portfolio by Industry Industry1 ($ in millions) Balance Q1 2026 Change from Q4 2025 Average Loan Size Finance and Insurance $507.6 (3.7)% $4.2 Information (Technology, Media and Telecommunications) 377.6 2.4% 3.7 Healthcare 323.0 9.4% 0.6 Real Estate and Rental and Leasing 282.4 (0.2)% 3.1 Manufacturing 281.9 (0.8)% 2.0 Wholesale Trade 241.5 29.0% 3.0 Professional, Scientific, and Technical Services 223.7 9.5% 1.7 Construction 209.6 (7.2)% 0.9 Other Services2 198.2 4.8% 1.1 Transportation and Warehousing 149.9 41.6% 1.8 Retail Trade 120.6 46.5% 2.1 Utilities 82.8 442.1% 20.7 Arts, Entertainment, and Recreation 38.4 5.1% 3.8 Other 123.5 (7.2)% 6.0 $3,161 16% 12% 10% 9% 9% 8% 7% 7% 6% 5% 4% 3% 1% 4% % of Total C&I Loans *Amounts may not total due to rounding. 1These segments are based on two-digit NAICS industry divisions. 2Includes Administrative and Support, Waste Management and Remediation Services, and Public Administration.

FirstSun Capital Bancorp | 24 Total Criticized Loans Held-for-Investment * Amounts may not total due to rounding. 1 These segments are based on two-digit NAICS industry divisions. Criticized Loans by Risk Grade $278.8 $263.5 $291.7 $311.7 $296.3 $93.7 $94.0 $130.1 $158.9 $143.6 $106.6 $114.9 $91.9 $92.7 $93.3 $50.9 $36.0 $59.9 $58.7 $41.8$27.6 $18.7 $9.7 $1.4 $17.6 4.3% 4.1% 4.4% 4.7% 4.3% Special Mention Substandard - Accruing Substandard - Nonaccrual Doubtful Criticized loans to total loans Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2026 Criticized Loans by Industry $42.3 $42.8 $38.6 $26.8 $26.8 $24.7 $20.5 $16.8 $13.8 $10.9 $0.6 $31.5 $58.5 $43.4 $22.4 $37.1 $21.8 $31.3 $20.7 $19.0 $9.1 $24.2 $0.6 $23.6 Q1 2026 Q4 2025 Construction Transportation and Warehousing Real Estate and Rental and Leasing Healthcare Residential Mortgage Professional, Scientific, and Technical Services Other Services Manufacturing Finance and Insurance Information (Technology, Media and Telecommunications) Education Services Other 1 ($ in millions) ($ in millions)

FirstSun Capital Bancorp | 25 ~ 65%2 of Total Deposits are FDIC-Insured Granular Deposit Base1 Customer Base 127,600 Consumer Accounts Granular Deposit Base $28,000 Avg. Account Balance Customer Base 12,700 Commercial Business Accounts Granular Deposit Base $252,000 Avg. Account Balance $7.1 Billion Total Deposits Deposits by State3 $2.4B Texas 21 branches $1.6B Kansas 22 branches $1.2B New Mexico 9 branches $0.8B Colorado 11 branches $0.5B Arizona 4 branches ~ 71%2 of Total Deposits are FDIC-Insured + Collateralized 1As of March 31, 2026. 2Uninsured deposits and uninsured and uncollateralized deposits are reported for our wholly-owned subsidiary Sunflower Bank, N.A. and are estimated. 3Excludes wholesale and internal deposit accounts. $0.2B California 2 branches $0.0B Washington 1 branch

Financial Summary

FirstSun Capital BANCORP

($ in thousands, except per share amounts)	As of and for the three months ended March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Net interest income	$ 82,779	$ 83,461	$ 80,953	$ 78,499	$ 74,478
Provision for credit losses	8,250	6,200	10,100	4,500	3,800
Noninterest income	27,175	26,744	26,333	27,073	21,729
Noninterest expense	75,341	72,041	68,901	68,110	62,722
Income before income taxes	26,363	31,964	28,285	32,962	29,685
Provision for income taxes	4,780	7,157	5,111	6,576	6,116
Net income	21,583	24,807	23,174	26,386	23,569
Adjusted net income[1]	23,673	26,923	23,412	26,601	23,569
Weighted average common shares outstanding, diluted	28,316,608	28,262,530	28,291,778	28,232,319	28,293,912
Diluted earnings per share	$ 0.76	$ 0.88	$ 0.82	$ 0.93	$ 0.83
Adjusted diluted earnings per share[1]	0.84	0.95	0.83	0.94	0.83
Return on average total assets	1.04 %	1.17 %	1.09 %	1.28 %	1.20 %
Adjusted return on average total assets[1]	1.14 %	1.27 %	1.10 %	1.29 %	1.20 %
Pre-tax pre provision return on average assets[1]	1.67 %	1.79 %	1.81 %	1.82 %	1.70 %
Adjusted pre-tax pre provision return on average assets[1]	1.80 %	1.90 %	1.82 %	1.83 %	1.70 %
Return on average tangible stockholders' equity[1]	8.31 %	9.58 %	9.20 %	10.91 %	10.18 %
Adjusted return on average tangible stockholders' equity[1]	9.10 %	10.38 %	9.30 %	11.00 %	10.18 %
Net interest margin	4.25 %	4.18 %	4.07 %	4.07 %	4.07 %
Efficiency ratio	68.52 %	65.37 %	64.22 %	64.52 %	65.19 %
Adjusted efficiency ratio[1]	66.08 %	63.36 %	64.00 %	64.25 %	65.19 %
Noninterest income to total revenue[2]	24.7 %	24.3 %	24.5 %	25.6 %	22.6 %
Total assets	$ 8,565,123	$ 8,485,162	$ 8,495,437	$ 8,435,861	$ 8,216,458
Loans held-for-sale	144,407	100,539	85,250	90,781	65,603
Loans held-for-investment	6,939,972	6,673,180	6,681,629	6,507,066	6,484,008
Total deposits	7,087,513	7,107,356	7,105,415	7,100,164	6,874,239
Total stockholders' equity	1,175,507	1,153,356	1,127,513	1,095,402	1,068,295
Loan to deposit ratio	97.9 %	93.9 %	94.0 %	91.6 %	94.3 %
Period end common shares outstanding	27,935,888	27,887,337	27,854,764	27,834,525	27,753,918
Book value per share	$ 42.08	$ 41.36	$ 40.48	$ 39.35	$ 38.49
Tangible book value per share[1]	38.57	37.83	36.92	35.77	34.88

[1] Represents a non-GAAP financial measure. *See Appendix for Non-GAAP Reconciliation.*

[2] Total revenue is net interest income plus noninterest income.

FirstSun Capital Bancorp | 26

Non-GAAP Reconciliation

FirstSun Capital BANCORP

($ in thousands, except per share amounts)	As of and for the three months ended March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Tangible stockholders' equity to tangible assets:					
Total stockholders' equity (GAAP)	$ 1,175,507	$ 1,153,356	$ 1,127,513	$ 1,095,402	$ 1,068,295
Less: Goodwill and other intangible assets					
Goodwill	(93,483)	(93,483)	(93,483)	(93,483)	(93,483)
Other intangible assets	(4,476)	(4,983)	(5,650)	(6,228)	(6,806)
Tangible stockholders' equity (non-GAAP)	$ 1,077,548	$ 1,054,890	$ 1,028,380	$ 995,691	$ 968,006
Total assets (GAAP)	$ 8,565,123	$ 8,485,162	$ 8,495,437	$ 8,435,861	$ 8,216,458
Less: Goodwill and other intangible assets					
Goodwill	(93,483)	(93,483)	(93,483)	(93,483)	(93,483)
Other intangible assets	(4,476)	(4,983)	(5,650)	(6,228)	(6,806)
Tangible assets (non-GAAP)	$ 8,467,164	$ 8,386,696	$ 8,396,304	$ 8,336,150	$ 8,116,169
Total stockholders' equity to total assets (GAAP)	13.72 %	13.59 %	13.27 %	12.99 %	13.00 %
Less: Impact of goodwill and other intangible assets	(0.99)%	(1.01)%	(1.02)%	(1.05)%	(1.07)%
Tangible stockholders' equity to tangible assets (non-GAAP)	12.73 %	12.58 %	12.25 %	11.94 %	11.93 %
Tangible stockholders' equity to tangible assets, reflecting net unrealized losses on HTM securities, net of tax:					
Tangible stockholders' equity (non-GAAP)	$ 1,077,548	$ 1,054,890	$ 1,028,380	$ 995,691	$ 968,006
Less: Net unrealized losses on HTM securities, net of tax	(3,407)	(3,320)	(3,432)	(4,238)	(3,803)
Tangible stockholders' equity less net unrealized losses on HTM securities, net of tax (non-GAAP)	$ 1,074,141	$ 1,051,570	$ 1,024,948	$ 991,453	$ 964,203
Tangible assets (non-GAAP)	$ 8,467,164	$ 8,386,696	$ 8,396,304	$ 8,336,150	$ 8,116,169
Less: Net unrealized losses on HTM securities, net of tax	(3,407)	(3,320)	(3,432)	(4,238)	(3,803)
Tangible assets less net unrealized losses on HTM securities, net of tax (non-GAAP)	$ 8,463,757	$ 8,383,376	$ 8,392,872	$ 8,331,912	$ 8,112,366
Tangible stockholders' equity to tangible assets (non-GAAP)	12.73 %	12.58 %	12.25 %	11.94 %	11.93 %
Less: Impact of net unrealized losses on HTM securities, net of tax	(0.04)%	(0.04)%	(0.04)%	(0.04)%	(0.04)%
Tangible stockholders' equity to tangible assets reflecting net unrealized losses on HTM securities, net of tax (non-GAAP)	12.69 %	12.54 %	12.21 %	11.90 %	11.89 %
Tangible book value per share:					
Total stockholders' equity (GAAP)	$ 1,175,507	$ 1,153,356	$ 1,127,513	$ 1,095,402	$ 1,068,295
Tangible stockholders' equity (non-GAAP)	1,077,548	1,054,890	1,028,380	995,691	968,006
Total shares outstanding	27,935,888	27,887,337	27,854,764	27,834,525	27,753,918
Book value per share (GAAP)	$ 42.08	$ 41.36	$ 40.48	$ 39.35	$ 38.49
Tangible book value per share (non-GAAP)	$ 38.57	$ 37.83	$ 36.92	$ 35.77	$ 34.88

FirstSun Capital Bancorp | 27

Non-GAAP Reconciliation (cont'd)

($ in thousands, except per share amounts)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
	As of and for the three months ended				
Adjusted net income:					
Net income (GAAP)	$ 21,583	$ 24,807	$ 23,174	$ 26,386	$ 23,569
Add: Adjustments					
Merger related expenses, net of tax	2,090	2,116	238	215	—
Adjusted net income (non-GAAP)	$ 23,673	$ 26,923	$ 23,412	$ 26,601	$ 23,569
Adjusted diluted earnings per share:					
Diluted earnings per share (GAAP)	$ 0.76	$ 0.88	$ 0.82	$ 0.93	$ 0.83
Add: Impact of adjustments					
Merger related expenses, net of tax	0.08	0.07	0.01	0.01	—
Adjusted diluted earnings per share (non-GAAP)	$ 0.84	$ 0.95	$ 0.83	$ 0.94	$ 0.83
Adjusted return on average total assets:					
Return on average total assets (ROAA) (GAAP)	1.04 %	1.17 %	1.09 %	1.28 %	1.20 %
Add: Impact of adjustments					
Merger related expenses, net of tax	0.10 %	0.10 %	0.01 %	0.01 %	— %
Adjusted ROAA (non-GAAP)	1.14 %	1.27 %	1.10 %	1.29 %	1.20 %
Adjusted pre-tax pre provision return on average assets:					
Net income (GAAP)	$ 21,583	$ 24,807	$ 23,174	$ 26,386	$ 23,569
Add: Income taxes and provision for credit losses					
Income taxes	4,780	7,157	5,111	6,576	6,116
Provision for credit losses	8,250	6,200	10,100	4,500	3,800
PTPP net income (non-GAAP)	$ 34,613	$ 38,164	$ 38,385	$ 37,462	$ 33,485
Add: Adjustments					
Merger related expenses	2,681	2,217	241	285	—
Adjusted PTPP Net Income (non-GAAP)	$ 37,294	$ 40,381	$ 38,626	$ 37,747	$ 33,485
Return on average total assets (ROAA) (GAAP)	1.04 %	1.17 %	1.09 %	1.28 %	1.20 %
Add: Impact of income taxes and provision for credit losses					
Income taxes	0.23 %	0.33 %	0.24 %	0.32 %	0.31 %
Provision for credit losses	0.40 %	0.29 %	0.48 %	0.22 %	0.19 %
PTPP ROAA (non-GAAP)	1.67 %	1.79 %	1.81 %	1.82 %	1.70 %
Add: Impact of adjustments					
Merger related expenses	0.13 %	0.11 %	0.01 %	0.01 %	— %
Adjusted PTPP ROAA (non-GAAP)	1.80 %	1.90 %	1.82 %	1.83 %	1.70 %

FirstSun Capital Bancorp | 28

Non-GAAP Reconciliation (cont'd)

($ in thousands, except per share amounts)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
	As of and for the three months ended				
Adjusted return on average stockholders' equity					
Return on average stockholders' equity (ROAE) (GAAP)	7.47 %	8.58 %	8.22 %	9.74 %	9.03 %
Add: Impact of adjustments					
Merger related expenses, net of tax	0.73 %	0.73 %	0.09 %	0.08 %	— %
Adjusted ROAE (non-GAAP)	8.20 %	9.31 %	8.31 %	9.82 %	9.03 %
Return on average tangible stockholders' equity:					
Return on average stockholders' equity (ROAE) (GAAP)	7.47 %	8.58 %	8.22 %	9.74 %	9.03 %
Add: Impact from goodwill and other intangible assets					
Goodwill	0.69 %	0.81 %	0.81 %	0.98 %	0.94 %
Other intangible assets	0.15 %	0.19 %	0.17 %	0.19 %	0.21 %
Return on average tangible stockholders' equity (ROATE) (non-GAAP)	8.31 %	9.58 %	9.20 %	10.91 %	10.18 %
Adjusted return on average tangible stockholders' equity:					
Return on average tangible stockholders' equity (ROATE) (non-GAAP)	8.31 %	9.58 %	9.20 %	10.91 %	10.18 %
Add: Impact of adjustments					
Merger related expenses, net of tax	0.79 %	0.80 %	0.10 %	0.09 %	— %
Adjusted ROATE (non-GAAP)	9.10 %	10.38 %	9.30 %	11.00 %	10.18 %
Adjusted total noninterest expense:					
Total noninterest expense (GAAP)	$ 75,341	$ 72,041	$ 68,901	$ 68,110	$ 62,722
Less: Adjustments:					
Merger related expenses	(2,681)	(2,217)	(241)	(285)	—
Adjusted total noninterest expense (non-GAAP)	$ 72,660	$ 69,824	$ 68,660	$ 67,825	$ 62,722
Adjusted efficiency ratio:					
Efficiency ratio (GAAP)	68.52 %	65.37 %	64.22 %	64.52 %	65.19 %
Less: Impact of adjustments					
Merger related expenses	(2.44)%	(2.01)%	(0.22)%	(0.27)%	— %
Adjusted efficiency ratio (non-GAAP)	66.08 %	63.36 %	64.00 %	64.25 %	65.19 %

FirstSun Capital Bancorp | 29

FirstSun Capital Bancorp | 30 Non-GAAP Reconciliation (cont’d) As of and for the twelve months ended ($ in thousands) March 31, 2026 March 31, 2025 March 31, 2024 March 31, 2023 March 31, 2022 Credit adjusted net interest margin: Net interest income (GAAP) $ 325,692 $ 300,582 $ 290,120 $ 274,464 $ 158,101 Less: Net charge-off’s (38,185) (3,579) (25,185) 1,005 (3,756) Credit adjusted net interest income (non-GAAP) $ 287,507 $ 297,003 $ 264,935 $ 275,469 $ 154,345 Average earning assets $ 7,858,212 $ 7,400,956 $ 7,019,736 $ 6,591,746 $ 5,319,835 Net interest margin (GAAP) 4.14% 4.07% 4.12% 4.16% 2.97 % Impact from net charge-offs to average earning assets 0.49% 0.05% 0.35% (0.02) % 0.07 % Credit adjusted net interest margin (non-GAAP) 3.65% 4.02% 3.77% 4.18% 2.90 % Net interest margin (GAAP) 1 year average (Q2 2025 - Q1 2026) 4.14% 3 year average (Q2 2023 - Q1 2026) 4.11% 5 year average (Q2 2021 - Q1 2026) 3.89 % Credit adjusted net interest margin (non-GAAP) 1 year average (Q2 2025 - Q1 2026) 3.65% 3 year average (Q2 2023 - Q1 2026) 3.81% 5 year average (Q2 2021 - Q1 2026) 3.70%